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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) July 7, 1999



                                THE GEON COMPANY
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               (Exact name of registrant as specified in charter)




   Delaware                          1-11804                      34-1730488
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(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



                     One Geon Center, Avon Lake, Ohio 44012
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               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 440-930-1001
                                                            ------------


                                 Not Applicable
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         (Former name or former address, if changed since last report.)



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Item 2.  Acquisition or Disposition of Assets
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The Geon Company on July 7,1999, pursuant to a previously announced tender offer, through its wholly owned subsidiary (TGC Acquisition Corporation) acquired 13,715,221 shares or approximately 87.9 percent of the outstanding shares of O'Sullivan Corporation, a Virginia corporation, for $12.25 per share as a result of arms-length negotiations. Geon plans to proceed with the acquisition of the remaining shares at a special meeting of O'Sullivan's remaining shareholders scheduled for August 23,1999, for the purpose of approving the merger. Geon anticipates completing the acquisition on or about August 23, 1999.

O'Sullivan, which had sales of $163 million in 1998, is a leading producer of engineered polymer films for the automotive and industrial markets. O'Sullivan has developed particular strengths in vinyl film products.

The acquisition will initially be financed with a combination of cash on hand and borrowings under existing revolving credit facilities. These credit facilities are unsecured and provide for revolving credit of up to $250 million for general corporate purposes. These facilities expire in May 2000 ($150 million) and December 2001 ($100 million). Geon will also use up to $30 million borrowed from O'Sullivan as of July 8, 1999 to pay a portion of the fees and expenses incurred in connection with the transaction.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(a)      Financial Statements of the Business Acquired

         Audited financial statements for the year ended December 31, 1998 and 1997 and unaudited financial statements for the six months ended June 30, 1999 for O'Sullivan Corporation will be filed not later than 75 days following the closing of the transaction.

(b)      Pro Forma Financial Information

         Pro forma financial statements of the Registrant showing the effect of the acquisition of O'Sullivan Corporation will be filed not later than 75 days following the closing of the transaction.

(c)      Exhibits

         Exhibit 99.1 Press Release of July 8, 1999 announcing the termination of the tender offer and acquisition of the majority of O'Sullivan's outstanding shares by the Geon Company.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE GEON COMPANY



                                            By: \S\ GREGORY L. RUTMAN
                                            -------------------------
                                               Gregory L. Rutman
                                                    Secretary



Dated  July 22, 1999